Exhibit 5.2

Turner & Roulstone
P.O. Box 2636
Strathvale House, 90 North Church Street
Grand Cayman, KY1-1102
Cayman Islands

4 May 2009

Ref: AC/lc/0294-0008

Greenlight Capital Re, Ltd.
802 West Bay Road
The Grand Pavilion
Grand Cayman, KY1-1205
Cayman Islands

Dear Sirs,

Re:         Greenlight Capital Re, Ltd.
Registration Statement on Form S-3

We have acted as Cayman Islands counsel to Greenlight Capital Re, Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement references the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of: (i) $200,000,000 aggregate principal amount of the Company’s securities (the “Primary Securities”) consisting of Class A ordinary shares, par value $0.10 per share (“Ordinary Shares”); preferred shares, par value $0.10 per share (“Preferred Shares,” together with the Ordinary Shares, the “Equity Securities”); depositary shares representing fractional interests in deposits of Equity Securities (“Depositary Shares”); senior unsecured and subordinated unsecured debt securities to be issued pursuant to the applicable indenture to be entered into by the Company and a trustee to be named therein (the “Debt Securities”); warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (“Warrant Agent”); and purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder of such contract (“Purchase Contracts”) and; (ii) Ordinary Shares of the Company offered by selling shareholders to be identified in one or more Prospectus Supplements of up to 6,254,949 Ordinary Shares (the “Secondary Securities” and together with the Primary Securities, the “Securities”).   We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and Prospectus Supplements pursuant to Rule 415 under the Act and that this opinion requires to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the senior debt indenture, filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and a trustee to be named therein, (ii) a form of the subordinated debt indenture, filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company and a trustee to be named therein; and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter (including but not limited to those detailed in Schedule 1). In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified, and have assumed: the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies and that the Securities, when issued, if in certificated form, will conform to any specimen thereof, and will be duly authenticated in accordance with the terms of the applicable underwriting, purchase, deposit, warrant, purchase contract or similar agreement. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

In addition, this opinion assumes that:

(a)
the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order;

(b)
for each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series;

(c)
the Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws;

(d)
the Company will have secured the consent of the Cayman Islands Monetary Authority to the sale and issue of the securities in the manner contemplated by the Registration statement and the relevant Prospectus Supplement;

e)
in the case of Securities of any type which the Company issues and sells, the board of directors of the Company (or any committee of one or more members of that board of directors which that board of directors has duly designated (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorise the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities, reserved for issuance such other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities and approved the terms of the offering and sale of those Securities;

(f)
at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of the Cayman Islands, will have the necessary corporate power and due authorisation and the terms and issue of any such Securities will not violate the organisational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(g)
the Company and the initial purchasers of the Securities of any type will have duly authorised, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities;

(h)
in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise;

(i)
in the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and any related deposit agreement and such Depositary Shares will not include any provision that is unenforceable; (ii) forms of such Depositary Shares complying with the terms of the deposit agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the deposit agreement; and (iii) any such deposit agreement shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and governing law;

(j)
the applicable indenture shall have been duly authorised, executed and delivered by the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the applicable Debt Securities, the applicable indenture will be valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms;

(k)
in the case of Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) forms of Debt Securities complying with the terms of the applicable indenture and evidencing those Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture;

(l)
in the case of the Warrants, (i) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrant and any related Warrant Agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (iii) any such Warrant Agreement shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and its governing law; and

(m)
in the case of Purchase Contracts, (i) the Board will have designated and established the terms of such Purchase Contracts and any related purchase contract agreements and such Purchase Contracts and related purchase contract agreements will not include any provision that is unenforceable; (ii) forms of such Purchase Contracts complying with the terms of the related purchase contract agreements and evidencing those Purchase Contracts will have been duly executed and delivered in accordance with the provisions of the related purchase contract agreements; and (iii) any such purchase contract agreements shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligation of such parties, enforceable against such parties in accordance with its terms and its governing law.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein (including those qualifications set out in Schedule 3 hereto), we are of the opinion that under the laws of the Cayman Islands:

1.
The Company is an exempted company duly incorporated, validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2.
With respect to Common Shares, when (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (ii) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board,  have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received, and (c) valid book-entry notations are made in the share register of the Company, the Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

3.
With respect to Preferred Shares, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Preferred Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (ii) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board,  have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received, and (c) valid book-entry notations are made in the share register of the Company, the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4.
With respect to the Depositary Shares, when (a)  the Board has taken all necessary corporate action to approve and establish the terms of the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”), the issuance of the shares to be subject thereto to the applicable depositary, and the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly executed by the Company and a depositary, (c) the Depositary Shares have been duly executed, authenticated, issued and delivered in accordance with the Deposit Agreement and applicable definitive underwriting, purchase or similar agreement, and (d) payment of the consideration for the shares subject to the Deposit Agreement has been received by the Company (being not less than the par value of the shares subject to the Deposit Agreement) and valid book-entry notations have been made in the share register of the Company in respect of the shares subject to the Deposit Agreement, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
With respect to the Debt Securities, the applicable indenture will constitute the legal, valid and binding agreement of the Company and when such Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable indenture, such Debt Securities will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for and countersigned by the relevant underwriters pursuant to the terms of a warrant underwriting agreement, the Warrants will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.
With respect to the Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly executed and delivered and (b) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement, such Purchase Contracts will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.
With respect to Secondary Securities, when (a) the Board has taken all necessary corporate action to approve the terms of the offering thereof and related matters, (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein has been made, (c) valid book-entry notations are made in the share register of the Company reflecting the transfer of ownership of the Secondary Securities, the Secondary Securities will be recognised as having been duly transferred and to be duly authorised, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Cayman Islands as applied on the date of this letter.

B.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganisation, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

D.	This opinion is governed by and shall be confirmed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Yours faithfully,

/s/ Turner & Roulstone
Turner & Roulstone

-  -

Schedule 1

List of Documents Examined

1.	Certificate of Incorporation of the Company dated 13 July 2004;

2.
Amended and Restated Memorandum and Articles of Association of the Company adopted by Special Resolution passed on 14 February 2007 as amended by Special Resolution passed on 10 July 2008 (the “Memorandum & Articles”);

3.	Certificate of Good Standing in respect of the Company dated 28 April 2009 issued by the Registrar of Companies;

4.	Resolutions of the Directors of the Company dated 28 April 2009 (the “Resolutions”);

5.	such other documents as we have considered necessary for the purposes of rendering this opinion.

-  -

Schedule 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions:

1.
There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the consummation of the transactions contemplated by the Registration Statement or the execution or delivery of any documents related thereto (the “Documents”) and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.
The Documents will be within the capacity and powers of and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than the Company) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

3.
The choice of the laws of the jurisdiction selected to govern the Documents will been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the Cayman Islands).

4.
All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Documents to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5.	All conditions precedent contained in the Documents will be satisfied or waived.

6.	No disposition of property effected by the Documents will be made willfully to defeat an obligation owed to a creditor and at an undervalue.

7.
The Company on the date of execution of the Documents will be able to pay its debts as they became due from its own moneys and that any disposition or settlement of property effected by the Documents will be made in good faith and for valuable consideration and at the time of each such disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

8.
The copies of the Memorandum and Articles of Association and Register of Directors and Officers provided to us by the Registered Office of the Company are true and correct copies of the originals of the same and that all matters required by law to be recorded therein are so recorded.

9.
The Minute Book of the Company and all other records of the Company (other than those referred to above), which we have specifically not reviewed, do not disclose anything which would affect any opinion given herein.

10.
No corporate or other action is taken by the Company to amend, alter or repeal the Resolutions and no corporate or other action is taken by the Company which is contrary to, or would affect its ability to implement, the terms of the Registration Statement.

11.
None of the parties to the Documents will be a person, political faction or body resident in or constituted under the laws of any country currently the subject of United Nations Sanctions extended to the Cayman Islands by the Order of Her Majesty in Council.

-  -

Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1.
The term “enforceable” as used above means that the obligations assumed by the Company under the Documents are of a type which the courts of the Cayman Islands enforce: it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(d)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable inside Cayman Islands to the extent that performance would be illegal under the laws that jurisdiction;

(e)	an award of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

(f)
to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or repayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands; and

(h)	a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard.

2.
Cayman Islands stamp duty will be payable if any of the Documents are executed in, brought to, or produced before a court of the Cayman Islands.  Such stamp duty would not exceed the sum of CI$500 in respect of each of the Documents.

3.
A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to the effect therein contained, if, for example, it could be shown to have resulted from an unreasonable, arbitrary or improper exercise of discretion or in the event of manifest error.

4.
If any provision of the Documents are held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

5.	To maintain the Company in good standing under the Companies Law (as revised) annual filing fees must be paid and returns made to the Registrar of Companies.

6.	We express no opinion upon any clause in the Documents providing that the terms thereof may only be amended in writing.

7.
Notwithstanding any purported date of execution of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

8.
The effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

-  -